Exhibit 99.1

Jeffrey C. Villano

129 Catullo Drive

Guilford, CT 06437

December 11, 2019

Via Electronic Transmission

The Board of Directors of

Sachem Capital Corp.

698 Main Street

Branford, CT 06405

Ladies and Gentlemen:

Please be advised that effective immediately, I hereby resign as a Member of the Board of Directors of Sachem Capital Corp.

I wish the Company continued success in all of its future endeavors.

Very truly yours, /s/ Jeffrey C. Villano Jeffrey V. Villano